UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                              July 21, 2003

BANC ONE HELOC TRUST 1998-1

(Exact name of registrant as specified in its charter)

Laws of the United States	333-03911-10	36-1248602
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

C/O Bank One, NA Global Corporate Trust Services 55 West Monroe St. IL1-0481 Chicago, IL	60670-0126

(Address of principal executive offices)	(Zip Code	)

312-336-9730
Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On behalf of Banc One HELOC Trust 1998-1, a Trust created pursuant to the Pooling Agreement, dated August 31, 1998, the Paying Agent has caused to be filed with the Commission, the Monthly Report dated July 21, 2003. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area. The filing of the Monthly Report will occur subsequent to each monthly distribution to the holders of the Trust’s Investor Certificates.

A.	Monthly Report Information: Aggregate distribution information for the current distribution information for the current distribution date July 21, 2003.
	Principal	Interest	Ending Balance
Cede & Co.	$5,207,402.01	$227,677.31	$211,314,935.33

B.	No delinquency in payment under the Transferor Certificate, or the MBIA Insurance Policy has occurred.

C.	Have any deficiencies occurred? No. Date: Amount:

D.	Were any amounts paid or are any amounts payable under MBIA Insurance Policy? NO Amount:

E.	Are there any developments with respect to the MBIA Insurance Policy? NONE.

F.	Item 1: Legal Proceedings: NONE

G.	Item 2: Changes in Securities: NONE

H.	Item 4: Submission of Matters to a vote of Security Holders: NONE

I.	Item 5: Other Information-Items 1, 2, 4, 5 if applicable: NOT APPLICABLE

Item	7. Financial Statements and Exhibits.

The	following exhibits are filed as a part of this report:

Exhibit	Description
No. 1	Monthly Statement to Certificateholders dated July 21, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANC ONE HELOC TRUST 1998-1

By:	/s/ Michael J. Grubb
Name: Michael J. Grubb Title: First Vice President

Date:    July 21, 2003